Exhibit 10.3
CKE Restaurants, Inc.
Amendment No. 2
to
Employment Agreement
     This Amendment No. 2 (the “Amendment”) to Employment Agreement is made effective as of October 12, 2006, by and between CKE Restaurants, Inc. (the “Company”) and Theodore Abajian (the “Employee”).
RECITALS:
     A. The Company and the Employee entered into an Employment Agreement, dated as of January 12, 2004, and amended on December 6, 2005 (collectively, the “Agreement”).
     B. The Company and the Employee now desire to further amend the Agreement as set forth below.
AGREEMENT
     1. Salary. Section 3 is hereby amended to provide that the minimum base annual salary shall be $425,000, retroactive to August 14, 2006.
     2. Other Compensation and Fringe Benefits. Section 4(e) is hereby amended to extend the bonus provided for therein to fiscal years 2008, 2009 and 2010.
     3. Other Compensation and Fringe Benefits. Clause (f) is hereby added to Section 4, which clause reads in its entirety as follows:
     “(f) Restricted Shares.
     (i) Employee shall be granted, subject to items (iii) and (iv) below, “restricted shares” as provided on Exhibits A and B attached hereto. The “restricted shares” provided for on Exhibit A are hereinafter referred to as “Time-Based Shares,” the “restricted shares” provided for on Exhibit B are hereinafter referred to as “Performance Shares” and, collectively, the Time-Based Shares and the Performance Shares are hereinafter referred to as the “Restricted Shares.” The amount of Restricted Shares, the dates of grant (hereinafter, each date of grant on Exhibits A and B is referred to as “Date of Grant”), the terms and conditions of vesting and other provisions relating thereto are set forth on the respective Exhibits. All Restricted Shares shall be granted under one or more of the Company’s equity-based plans approved by the Company’s stockholders (a “Company Equity Plan”), as determined by the Company’s Compensation Committee at the time of grant, except as provided in Sections 7(b)(vi) and 8(b)(vi) below.
     (ii) The purchase price for all Restricted Shares shall be $0.00.
     (iii) All grants provided for on Exhibits A and B shall be subject to the availability of “restricted shares” under a Company Equity Plan on the Date of Grant, except as provided in Sections 7(b)(vi) and 8(b)(vi) below. If there are not enough “restricted shares” available under a Company Equity Plan on any Date of Grant, (a) any short-fall shall be allocated first to Performance Shares and then to Time-Based Shares, and (b) the Company shall have no obligation to make any other form of compensation available to the Employee in lieu of any short-fall. The Company shall use its best efforts to cause the stockholders of the Company to approve either an amendment to any current Company Equity Plan or the adoption of a new Company Equity Plan, to assure that, at any given time, “restricted shares” are available to fulfill the grants provided for on Exhibits A and B.
     (iv) The Employee must be an eligible participant under a Company Equity Plan on the Date of Grant in order to be entitled to a grant of Restricted Shares on that date, except as provided in Sections 7(b)(vi) and 8(b)(vi) below.
     (v) All grants of Restricted Shares shall be on the form of agreement being used on the respective Date of Grant, containing, however, the specific terms set forth in this Amendment.
     (vi) All grants of Restricted Shares pursuant to this Amendment shall be administered pursuant to the terms and provisions of the Company Equity Plan under which they were granted.
     (vii) The Employee agrees that he may only sell Restricted Shares after they vest, as follows, subject to compliance with all securities’ laws:
     (a) Restricted Shares necessary to pay any income taxes (including withholding taxes) on the vesting thereof;
     (b) For Restricted Shares whose Date of Grant is the Date Hereof and October 12, 2007, any time on or after the later of two years from their date of vesting or October 12, 2011;
     (c) For Restricted Shares whose Date of Grant is October 12, 2008, any time on or after October 12, 2011;
     (d) For Restricted Shares whose Date of Grant is October 12, 2009 and October 12, 2010, any time on or after the vesting thereof;
     (e) With the written approval of the Company’s Compensation Committee; and/or
     (f) Any time on or after the death, disability or termination without cause of Employee, or after a Change In Control (as defined in Section 6 on Exhibit B).”
     4. Termination. Section 7(b) is hereby amended to read in its entirety as follows:
     “(b) Without Cause. Either party may terminate this Agreement immediately without cause by giving written notice to the other. If the Company terminates under this Section 7(b):

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     (i) The Company shall pay the Employee all amounts owed through the date of termination;
     (ii) In lieu of any further salary and bonus payments or other payments due to the Employee for periods subsequent to the date of termination, under this Agreement or otherwise, the Company shall pay, as severance to the Employee, subject to the Employee executing and delivering to the Company a release of the Company and its affiliates from all known or unknown claims at the date of such termination based upon or arising out of this Agreement or the termination, in form reasonably acceptable to the Employee, the sum of:
     (A) An amount equal to the product of the Employee’s minimum base annual salary in effect as of the date of termination multiplied by the number three, plus
     (B) An amount equal to a pro rata portion of the bonus for the year in which the termination occurs, as provided in Section 4(e) (based on an annualized calculation as of the date of termination), which sum shall be made in a single lump sum in accordance with its normal payroll procedures within five days following the date of termination;
     (iii) All options granted to the Employee which had not vested as of the date of such termination shall vest concurrently with such termination, and, notwithstanding the terms of any option agreements, Employee may exercise any vested options, including by reason of acceleration, for a period after such termination which is the greater of what is provided in the respective option agreement, or 30 days;
     (iv) All restricted stock awards, restricted stock unit awards, and other forms of equity compensation awards granted to the Employee, which had not vested as of the date of such termination, shall vest concurrently with such termination;
     (v) All Restricted Shares provided for in Amendment No. 3 to this Agreement to be granted after the date of such termination shall, if the Company is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the time of termination, be granted on the date of such termination; provided, however, if, in doing so, such grant shall exceed the limitations imposed under the Company Equity Plans, such excess shall be spread back to Dates of Grant within the period from the date of such Amendment No. 3 through the date of such termination in a manner that would result in the maximum number of Restricted Shares permitted to be granted to Employee under the Company Equity Plans during such period, and shall vest concurrently with such termination;
     (vi) All Restricted Shares provided for in Amendment No. 3 to this Agreement to be granted after the date of such termination shall, if the Company is not a reporting company under the Exchange Act at the time of termination, be granted on the date of such termination either under a Company Equity Plan, or, if for some reason such Restricted Shares cannot be so granted, otherwise outside a

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Company Equity Plan as necessary to effect the grant, by the Company, and shall vest concurrently with such termination; and
     (vii) The Company shall maintain in full force and effect for the continued benefit of the Employee during the period commencing on the date of termination and ending on the December 31 of the second calendar year following the calendar year in which the termination occurred, all employee benefit plans (except for the company’s stock incentive plans) and programs in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee’s continued participation is not prohibited under the general terms and provisions of such plans and programs, but, if prohibited, the Company shall, at the Company’s expense, arrange for substantially equivalent benefits; provided, however, that there shall only be included, and Employee shall only be entitled to, those benefit plans or programs that are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code.
If the Employee voluntarily terminates his employment with the Company under this Section 7(b), then the Company shall not pay him any separation or severance pay or other benefit in connection with his termination, but shall only be obligated to pay the Employee any unpaid portion of his base salary that he earned for services he performed through his date of termination. Notwithstanding any other provision in this Agreement, under no circumstances, will the Employee be permitted to exercise any discretion to modify the vesting of an award or the amount, timing or form of payment described in this Section 7.”
     5. Taxes. There is hereby added as new Section 22 to the Agreement, the following:
     “22. Taxes. Any payroll, withholding or other taxes owed by the Employee to the Company upon the vesting of Restricted Shares, or other non-cash equity award granted to the Employee by the Company, may be satisfied, in whole or in part, by the Employee delivering to the Company Restricted Shares, or other equity instrument. For purposes hereof, the Restricted Shares, or other equity instrument, shall be valued at the same value as is used for purposes of determining the Employee’s taxable income on the vesting of such Restricted Shares, or other equity instrument.”
     6. Definitions. Terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement.
     7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one Amendment.
     8. Terms and Conditions of Agreement. Except as specifically amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.
[See Next Page for Signatures]

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     IN WITNESS WHEREOF, this Amendment is executed by the undersigned as of the date first above written.

/s/ Theodore Abajian
Theodore Abajian

CKE Restaurants, Inc.
By:	/s/ Peter Churm
Peter Churm,
Director and Chairman of the Compensation Committee of the Board of Directors

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Exhibit A
Time-Based Shares
     1. Time-Based Shares shall be granted at the times and in the amounts, as follows:

Date of Grant:	Number of Time-Based Shares:
Date Hereof:	15,000
October 12, 2007:	15,000
October 12, 2008:	15,000
October 12, 2009	15,000
October 12, 2010:	15,000

Total:	75,000

     2. Each number of Time-Based Shares referenced above shall vest over 4 years from the Date of Grant, with 25% of such Time-Based Shares vesting on each of the 4 anniversary dates immediately following the respective Date of Grant. For example, the grants on the “Date Hereof” shall vest 25% on each of October 11, 2007, 2008, 2009 and 2010, the grants on October 12, 2007 shall vest 25% on each of October 11, 2008, 2009, 2010 and 2011, and so forth.

A-1

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT
PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH
THE COMMISSION.
Exhibit B
Performance Shares
     1. Performance Shares shall be granted at the times and in the amounts, and have the respective performance periods (each a “Performance Period”), as follows:

	Number of Performance
Date of Grant:	Shares:	Performance Period:
Date Hereof:	60,000	Fiscal 2007, 2008 and 2009
October 12, 2007:	60,000	Fiscal 2008, 2009 and 2010
October 12, 2008:	60,000	Fiscal 2009, 2010 and 2011
October 12, 2009:	60,000	Fiscal 2010, 2011 and 2012
October 12, 2010:	60,000	Fiscal 2011, 2012 and 2013

Total:	300,000

The reference to “Fiscal” under Performance Period, and hereafter, is to the Company’s fiscal year ending in the referenced calendar year.
     2. Performance Shares can vest in one of three ways:
     (1) One-third of each grant can vest, based upon the performance criteria set forth below, for each of the three Fiscal years referenced under the column “Performance Period” for such grant. The measurement for determining whether Performance Shares vest for each Fiscal year shall be a comparison of the Company’s “operating income” for the respective Fiscal year to the “operating income” of the Company for Fiscal 2006, which was $77.9 million (the “Base Year Operating Income”). Based upon this comparison, Performance Shares shall vest for the respective Fiscal year indicated for each grant under the “Performance Period” column if the “operating income” for such Fiscal year equals or exceeds the target “operating income” set forth opposite such Fiscal year below (the “Target Operating Income”):
*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.
     For purposes hereof, “operating income” shall be determined in accordance with generally accepted accounting principles and as reflected in the Company’s audited financial statements for the respective Fiscal year, excluding, therefrom (if otherwise included in

     “operating income”), however, any expense arising from the Performance Shares, any gains or losses on the sale of Company owned restaurants to franchisees and costs and fees associated with the purchase or sale of equity securities of the Company or the borrowing of, or reduction in, debt financing (“Operating Income”).
     If the Company’s Operating Income for any Fiscal year does not equal or exceed the Target Operating Income indicated above, a percentage of the Performance Shares that would have vested had such Target Operating Income been equaled or exceeded can, nevertheless, still vest as follows:

If the Company's Operating Income is	The following percentage of
within the following percentages	Performance Shares subject to full
(rounded to the nearest whole number)	vesting for such Fiscal year shall
of the Target Operating Income:	vest:
80%:	50%
For every 1% over 80%,	An additional 2.58%
up to 99%:
     Notwithstanding the foregoing, if there is a change (a “Change”) to generally accepted accounting principles that affects the computation of “operating income” for Fiscal years within a Performance Period, (i) the Base Year Operating Income will be recomputed to reflect the impact of any such Change as if the Change had occurred in Fiscal 2006, and (ii) if such Change would have affected Base Year Operating Income, Target Operating Income will also be recomputed using the same methodology that was used to derive the Target Operating Income listed in the table above, which methodology was provided in writing to the Compensation Committee of the Board, and its tax and legal advisors, at the time of approval of this Amendment.
     (2) If not all Performance Shares for any Performance Period vest pursuant to item (1) above, such Performance Shares that do not so vest may, nevertheless, vest as follows
     (a) For the three Fiscal years included within such Performance Period, add the Operating Income for each such year (the “Cumulative Actual Operating Income”).
     (b) For the same three Fiscal years, add the Target Operating Income for each such year (the “Cumulative Target Operating Income”).
     (c) If the Cumulative Actual Operating Income equals or exceeds the Cumulative Target Operating Income, the remaining Performance Shares for such Performance Period shall vest.

     (3) If not all Performance Shares for any Performance Period vest pursuant to items (1) and (2) above, such Performance Shares that do not so vest may, nevertheless, vest as follows:
     (a) For each of the three Fiscal years included within such Performance Period:
     (i) Determine the Operating Income for each of the 12 companies set forth on Exhibit C (the “Peer Group Companies”) (for purposes hereof, since the Peer Group Companies will have different fiscal years, the fiscal years for each which most closely approximates the Company’s Fiscal years within this Performance Period should be used);
     (ii) For each Peer Group Company, calculate the percentage of each such Fiscal year’s Operating Income relative to the Operating Income of such Peer Group Company for its Fiscal year immediately preceding the first Fiscal year in such Performance Period;
     (iii) Add the three percentages determined under (ii) above and divide by 3 (the “Peer Company Average Percentage”);
     (iv) Determine the Operating Income for the Company, without any special exclusions specified, or recomputation of Target Operating Income provided for, in 2(1) above;
     (v) Calculate the percentage of each such Fiscal year’s Operating Income relative to the Operating Income of the Company for its Fiscal year immediately preceding the first Fiscal year in such Performance Period;
     (vi) Add the three percentages determined under (v) above and divide by 3 (the “Company Average Percentage”);
     (vii) If the Company Average Percentage is equal to or greater than eight of the Peer Company Average Percentages, the remaining Performance Shares for such Performance Period shall vest (if the Operating Income of any of the Peer Group Companies is not available for any Fiscal year of this determination, the Peer Company Average Percentage for such Peer Group Company shall be deemed to be less than the Company Average Percentage). For purposes hereof, the Company Average Percentage shall be equal to any Peer Company Average Percentage if it is within two-tenths of a percentage point of such Peer Company Average Percentage. For example, if a Peer Group Company’s average annual improvement in Operating Income over the relevant three-year period is 9.4%, i.e., the Peer Company Average Percentage, and the Company’s average annual improvement in Operating Income over the same three-year period is 9.2%, i.e., the Company Average Percentage, the Company will be deemed to have equaled the Peer Company Average Percentage for purposes of the foregoing.

     3. Except as otherwise provided herein, the Employee must be employed by the Company (i) on the last day of any Fiscal year in order for any Performance Shares to vest for such Fiscal year under Section 2(1) above, and (ii) on the last day of the third Fiscal year in the Performance Period for any Performance Shares to vest under Sections 2(2) and (3) above; provided, however, if the Employee dies or becomes disabled (as provided in Section 7(c) of the Agreement) during any Fiscal year, any Performance Shares which meet the vesting criteria in Section 2(1) above for such Fiscal year shall vest in accordance with Section 2(1), and, if such Fiscal year is the third year of the Performance Period, any Performance Shares which meet the vesting criteria in Sections 2(2) or (3) above for such Performance Period shall vest in accordance with such Section.
     4. After each Fiscal year for which Performance Shares may vest, the Company’s Compensation Committee shall make a determination as to whether or not any Performance Shares have vested pursuant to the terms of this Exhibit B and shall certify as to its determination. This determination shall be made by the time that the Company files its Form 10-K with the Securities and Exchange Commission for such Fiscal year.
     5. All vesting of Performance Shares under Section 2(1) above shall be as of the last day of the Fiscal year for which the performance criteria was met, and all vesting of Performance Shares under Sections 2(2) and (3) above shall be as of the last day of the third Fiscal year of the Performance Period.
     6. If there is a “Change In Control,” as defined below, all Performance Shares (including Performance Shares whose Date of Grant has not yet occurred) which have not vested as of the date of the Change In Control (the “Unvested Performance Shares”) shall thereafter not vest pursuant to the vesting criteria set forth above in this Exhibit B, but rather, shall vest based on time as follows:
     (1) All Unvested Performance Shares whose Date of Grant precedes a Change In Control shall vest monthly, in equal amounts, on the last day of each calendar month, commencing on the last day of the calendar month immediately following the month in which the Change In Control occurs, and ending on the last day of their respective three-year Performance Periods; and
     (2) All Unvested Performance Shares whose Date of Grant has not yet occurred shall vest monthly, in equal amounts, on the last day of each calendar month, commencing with the month immediately following the month in which the Date of Grant occurs, and ending on the last day of the respective three-year Performance Period.
Any Unvested Performance Shares remaining from the determination of an equal number of shares to vest monthly shall vest on the last day of the respective Performance Period. The foregoing is subject to any accelerations that may occur pursuant to this Agreement or otherwise. For purposes hereof, “Change In Control” shall mean the occurrence of one of the following events:
     (A) A change in the ownership of the Company, which shall occur on the date that any one person, or multiple persons acting as a group, acquires ownership of stock of the Company that, together with the stock held by such person, or group of persons, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

     (B) A change in effective control of the Company, which shall occur on the date that either:
     (1) Any one person, or multiple persons acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such persons or group) ownership of the corporation possessing at least 35% of the total voting power of the stock of such corporation; or
     (2) A majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of such appointment or election; or
     (C) A change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one person, or multiple persons acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such persons or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Exhibit C
Peer Group Companies
Applebee’s International, Inc.
Brinker International, Inc.
California Pizza Kitchen, Inc.
Cheesecake Factory Incorporated
Dominos Pizza, Inc.
Jack in the Box Inc.
Krispy Kreme Doughnuts, Inc.
Outback Steakhouse, Inc.
Panera Bread Company
Red Robin Gourmet Burgers, Inc.
Ruby Tuesday, Inc.
Wendy’s International, Inc.

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